Exhibit 3.2


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 05/30/1997
                                                         971177503 -- 2717415


                             CERTIFICATE OF MERGER

                                       of

                           COIN BILL VALIDATOR, INC.
                            (a New York Corporation)

                                      into

                       GLOBAL PAYMENT TECHNOLOGIES, INC.
                            (a Delaware Corporation)

It is hereby certified, upon behalf of each of the constituent corporations herein named, that:

     1. The constituent business corporations participating in the merger herein certified are:

          (i) Coin Bill Validator, Inc., which is incorporated under the laws of the State of New York; and

          (ii) Global Payment Technologies, Inc., which is incorporated under the laws of the State of Delaware.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Coin Bill Validator, Inc., in accordance with the laws of the State of its incorporation and by Global Payment Technologies, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is Global Payment Technologies, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of Global Payment Technologies, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

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     5.  The  executed  Agreement  and  Plan of  merger  between  the  aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

               Global Payment Technologies, Inc.
               425-B Oser Avenue
               Hauppauge, New York 11788

     6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The authorized capital stock of Coin Bill Validator, Inc. consists of 20,000,000 shares of Common Stock, $.01 par value.

     8. Pursuant to the terms and conditions of the Agreement and Plan of Merger, the merger shall be effective as of May 31, 1997.


Dated: May 27, 1997.

                                   GLOBAL PAYMENT TECHNOLOGIES, INC.

                                   By:  /s/  Stephen Katz
                                        -------------------------
                                             Stephen Katz, Chairman and Chief
                                             Executive Officer


Dated: May 27, 1997.

                                   COIN BILL VALIDATOR, INC.

                                   By:  /s/  Stephen Katz
                                        -------------------------
                                        Stephen Katz, Chairman and Chief
                                        Executive Officer

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